EXHIBIT 99.1

                               FORMS OF AGREEMENT
                  CELGENE CORPORATION 1998 STOCK INCENTIVE PLAN

  PLEASE ACKNOWLEDGE ACCEPTANCE OF THIS GRANT BY USING THE "ACCEPT" OR "REJECT" BUTTONS, LOCATED ABOVE IN YOUR TOOLBAR (OR SIMPLY REPLY IF NO VOTING BUTTONS
                                    APPEAR).
                 I RECOMMEND YOU PRINT A COPY FOR YOUR RECORDS.

                         NOTICE OF GRANT OF STOCK OPTION
                                 PURSUANT TO THE
                               CELGENE CORPORATION
                            1998 STOCK INCENTIVE PLAN

         The Compensation Committee of the Board of Directors of the Company (the "Committee"), appointed as the committee pursuant to the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), has authorized this stock option grant (the "Option") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"):

           PARTICIPANT:                            [First_Name] [Last_Name]

           GRANT DATE:                             Month Date, Year

           NUMBER OF SHARES SUBJECT TO OPTION:     [Shares]

           EXERCISE PRICE:                         $Price

VESTING SCHEDULE: The following table indicates the date upon which the Participant shall be entitled to exercise the indicated installments of the Option (the "Vesting Date") and the number of shares of Common Stock thereupon issuable upon such exercise, provided the Participant has not incurred a Termination of Employment prior to the applicable Vesting Date:

                     Number of Shares of Common Stock         Number of Shares of Common Stock
                 Issuable Upon Exercise of the Vested     Issuable Upon Exercise of the Vested
Vesting Date       Installment of this Option as ISOs        Installment of this Option as NQs
------------     ------------------------------------     ------------------------------------

 MM/DD/YYYY                     [ISOV1]                                  [NQV1]
 MM/DD/YYYY                     [ISOV2]                                  [NQV2]
 MM/DD/YYYY                     [ISOV3]                                  [NQV3]
 MM/DD/YYYY                     [ISOV4]                                  [NQV4]


There shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all such vesting shall occur only on the Vesting Date.

Incentive Stock Option. If the Option is intended to be an incentive stock option, it will not qualify as such (i) if the Optionee disposes of the Common Stock acquired pursuant to the Option at any time during the two year period following the date of this Agreement or the one year period following the date on which the Option is exercised; (ii) except in the event of the Optionee's death or Disability, if the Optionee is not employed by the Company or any Subsidiary or a parent corporation (within the meaning of Section 424(e) of the Code) at all times during the period beginning on the date of this Agreement and ending on the day three months before the date of exercise of the Option; or
(iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to "incentive stock options" which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an incentive stock option, it shall not effect the validity of the Option and shall constitute a separate non-qualified stock option.

EARLY EXERCISE: The Participant may elect at any time prior to the Participant's Termination of Employment to exercise the Option as to any part or all of the shares of Common Stock subject to the Option at any time during the term hereof, including without limitation, a time prior to the Vesting Date set forth in
Section 6 above; provided, however that (a) any shares so purchased which have not vested as of the date of exercise (the "Exercise Date") shall be subject to a repurchase option in favor of the Company, as described in the Company's standard form of Restricted Stock Agreement, which will lapse in accordance with the vesting schedule set forth in Section 6 above, and such other terms and provisions in the Company's standard form of Restricted Stock Agreement; and (b) the Participant enters into a standard form of Restricted Stock Agreement. The election provided in this Section 7 to purchase shares of Common Stock upon the exercise of the Option prior to the Vesting Date shall cease upon the earlier of the Participant's Termination of Employment and expiration of the Option and may not be exercised after the date thereof.

RELOAD: The Option shall not include a Reload Option.

EXPIRATION DATE: Month Day, Year

         The Option is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the post-termination exercise provisions and the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The terms of the Plan are incorporated herein by reference.

         Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan and the Plan prospectus has been delivered to the Participant. By accepting delivery of this Notice of Grant of Stock Option, the Participant acknowledges having received and read a copy of the Plan and the Plan prospectus and agrees to comply with the Plan, this Notice of Grant of Stock Option and all applicable laws and regulations.


                                               CELGENE CORPORATION


                                               John W. Jackson
                                               Chairman and CEO

      PLEASE ACKNOWLEDGE ACCEPTANCE OF THIS GRANT BY USING THE "ACCEPT" OR "REJECT" BUTTONS, LOCATED ABOVE IN YOUR TOOLBAR (OR SIMPLY REPLY IF NO
             VOTING BUTTONS APPEAR). PRINT A COPY FOR YOUR RECORDS.

                   NOTICE OF XXXX ANNUAL GRANT OF STOCK OPTION
                                 PURSUANT TO THE
                               CELGENE CORPORATION
                            1998 STOCK INCENTIVE PLAN

The Compensation Committee of the Board of Directors of the Company (the "Committee"), appointed as the committee pursuant to the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), has authorized this stock option grant (the "Option") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"):

                                     PARTICIPANT:  [First_Name] [Last_Name]

                                      GRANT DATE:  mm/dd/yyyy

                  FAIR MARKET VALUE ON MM/DD/YYY:  $.00

       NUMBER OF ANNUAL SHARES SUBJECT TO OPTION:  [Shares]



VESTING SCHEDULE: The following table indicates the date upon which the Participant shall be entitled to exercise the indicated installments of the Option (the "Vesting Date") and the number of shares of Common Stock thereupon issuable upon such exercise, provided the Participant has not incurred a Termination of Employment prior to the applicable Vesting Date:

                                                Number of Shares of Common Stock Issuable Upon
   Issue/Vesting Date:     Grant Price     Exercise of the Vested Installment of this Option as NQs
   -------------------     -----------     --------------------------------------------------------

       mm/dd/yyyy            $00.00                                 [NQV1]
                             ------
       mm/dd/yyyy            $00.00                                 [NQV2]

THERE SHALL BE NO PROPORTIONATE OR PARTIAL VESTING IN THE PERIODS PRIOR TO EACH VESTING DATE, AND ALL SUCH VESTING SHALL OCCUR ONLY ON THE VESTING DATE.

RELOAD: The Option shall not include a Reload Option.

EXPIRATION DATE: 10 years from date of grant

The Option is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the post-termination exercise provisions and the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The terms of the Plan are incorporated herein by reference.

Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan and the Plan prospectus has been delivered to the Participant. By accepting delivery of this Notice of Grant of Stock Option, the Participant acknowledges having received and read a copy of the Plan and the Plan prospectus and agrees to comply with the Plan, this Notice of Grant of Stock Option and all applicable laws and regulations.


                                               CELGENE CORPORATION


                                               John W. Jackson
                                               Chairman and CEO